Claros Mortgage Trust, Inc.

Reports Fourth Quarter and Full Year 2022 Results

New York, NY, February 16, 2023 – Claros Mortgage Trust, Inc. (NYSE: CMTG) (the “Company” or “CMTG”) today reported its financial results for the quarter and year ended December 31, 2022. The Company reported GAAP net (loss) income of ($22.7 million) and $112.1 million, or ($0.17) and $0.79 per basic and diluted share of common stock, for the quarter and year ended December 31, 2022, respectively. Distributable Earnings (a non-GAAP financial measure defined below) were $53.7 million and $194.4 million, or $0.38 and $1.38 per diluted share of common stock, for the quarter and year ended December 31, 2022, respectively.

Fourth Quarter 2022 Highlights

•
Originated approximately $359 million of total loan commitments across three investments, of which $34 million was funded at closing. New originations had a weighted average coupon of SOFR + 6.0% and a weighted average LTV of 57.5%.
•
Funded approximately $198 million of follow-on fundings related to the existing loan portfolio.
•
Received loan repayment proceeds of $75 million.
•
Paid a cash dividend of $0.37 per share of common stock for the fourth quarter of 2022.

Full Year 2022 Highlights

•
Originated 32 loans representing approximately $3.5 billion of total commitments, of which $2.0 billion was funded at closing.
•
Follow-on fundings on existing loan commitments totaled $694 million.
•
Received $1.3 billion in full repayments, including one loan sale, across 14 loans.
•
Further diversified our financing sources:
o
Entered into a $150 million acquisition facility.
o
Closed a $1.0 billion financing facility, of which $258 million was outstanding at December 31, 2022.

“Throughout the fourth quarter and full year 2022, our originations team did an outstanding job of executing on our strategy despite increasing levels of market volatility,” said Richard Mack, Chief Executive Officer and Chairman of CMTG. “With a strong balance sheet, we originated $359 million in new loan commitments for the quarter, bringing our full year 2022 loan originations to $3.5 billion, which significantly outpaced the prior year. We also continued to diversify our portfolio by market and asset mix, capitalizing on trends that emerged post-pandemic.”

Teleconference Details

A conference call to discuss CMTG’s financial results will be held on Friday, February 17, 2023, at 10:00 a.m. ET. The conference call may be accessed by dialing 1-844-200-6205 and referencing the Claros Mortgage Trust, Inc. teleconference call; access code 310472.

The conference call will also be broadcast live over the internet and may be accessed through the Investor Relations section of CMTG’s website at www.clarosmortgage.com. The earnings presentation accompanying this release and containing supplemental information about the Company’s financial results may also be accessed through this website in advance of the call.

For those unable to listen to the live broadcast, a webcast replay will be available on CMTG’s website or by dialing 1-866-813-9403, access code 642745, beginning approximately two hours after the event.

About Claros Mortgage Trust, Inc.

CMTG is a real estate investment trust that is focused primarily on originating senior and subordinate loans on transitional commercial real estate assets located in major markets across the U.S. CMTG is externally managed and advised by Claros REIT Management LP, an affiliate of Mack Real Estate Credit Strategies, L.P. Additional information can be found on the Company’s website at www.clarosmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CMTG intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by CMTG’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CMTG’s performance in future periods. Except as required by law, CMTG does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Definitions

Distributable Earnings:

Distributable Earnings is a non-GAAP measure used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager, which the Company believes are not necessarily indicative of the Company’s current performance and operations. Distributable Earnings is a non-GAAP measure, which the Company defines as net income as determined in accordance with GAAP, excluding (i) non-cash stock-based compensation expense (income), (ii) real estate depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of the Company’s Manager, should not be included in Distributable Earnings.

The Company believes that Distributable Earnings provides meaningful information to consider in addition to the Company’s net income and cash flows from operating activities determined in accordance with GAAP. The Company believes the Distributable Earnings measure helps it to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by the Company’s Manager, that it believes are not necessarily indicative of the Company’s current performance and operations. Distributable Earnings does not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of the Company’s cash flows from operating activities, a measure of the Company’s liquidity or an indication of funds available for the Company’s cash needs. In addition, the Company’s methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings, and other similar measures, have historically been a useful indicator of mortgage REITs’ ability to cover their dividends, and to mortgage REITs themselves in determining the amount of any dividends. Distributable Earnings is a key factor considered by the board of directors in setting the dividend and as such the Company believes Distributable Earnings is useful to investors. Accordingly, the Company believes providing Distributable Earnings on a supplemental basis to the Company’s net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of its business.

While Distributable Earnings excludes the impact of the Company’s provision for current expected credit loss reserve, loan losses are charged off and recognized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e. when the loan is repaid, fully or partially, or in the case of foreclosure, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

Contact Information

Investor Relations:

Claros Mortgage Trust, Inc.

Anh Huynh

212-484-0090

cmtgIR@mackregroup.com

Media Relations:

Financial Profiles

Kelly McAndrew

203-613-1552

Kmcandrew@finprofiles.com

Claros Mortgage Trust, Inc.

Reconciliation of Distributable Earnings to

Net (Loss) Income Attributable to Common Stock

(Amounts in thousands, except share and per share data)

	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
Net (loss) income attributable to common stock:	$ (22,653)	$ 112,064
Adjustments:
Non-cash stock-based compensation expense	3,427	7,457
Provision for current expected credit loss reserve	71,377	84,361
Depreciation expense	2,039	8,041
Unrealized gain on interest rate cap	(429)	(6,042)
Distributable Earnings prior to principal charge-offs	$ 53,761	$ 205,881
Principal charge-offs	(27)	(11,527)
Distributable Earnings	$ 53,734	$ 194,354
Weighted average diluted shares – Distributable Earnings	140,616,356	140,496,437
Distributable Earnings per share prior to principal charge-offs	$ 0.38	$ 1.47
Distributable Earnings per share	$ 0.38	$ 1.38